VOTING AGREEMENT


                  AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), dated as of April 7, 2003 by and among CityNet Telecommunications Inc., a Delaware corporation ("CityNet"), and those holders of Common Stock of Universal Access Global Holdings Inc., a Delaware corporation (the "Company"), set forth on the signature pages hereto (each a "Stockholder" and collectively, the "Stockholders").

                                   WITNESSETH
                                   ----------

                  WHEREAS, CityNet and the Company are entering into a Stock Purchase Agreement (the "Purchase Agreement"), of even date herewith, pursuant to which CityNet will pay $16 million and transfer the Fiber Ring Assets to the Company in exchange for the Shares and the Company's assumption of the Assumed Liabilities. All terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

                  WHEREAS, each Stockholder holds that number of shares of Common Stock set forth opposite such Stockholder's name on the signature pages hereto (the "Stockholder Shares").

                  WHEREAS, as a condition to the willingness of CityNet to enter into the Purchase Agreement, CityNet has required each of the Stockholders to, and in order to induce CityNet to enter into the Purchase Agreement, each Stockholder has agreed to, enter into this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1         VOTE BY STOCKHOLDERS.
--------------------------------------

         1.1.     Agreement to Vote Subject Shares.

                  (a) At every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company or other action taken by stockholders of the Company with respect to any of the following matters, each Stockholder shall vote or cause to be voted the Stockholder Shares held (beneficially or of record) or controlled by such
Stockholder: (i) in favor of approval of the Purchase Agreement and the Transactions; (ii) in favor of CityNet's designees for the Board of Directors of the Company to the extent CityNet has such rights pursuant to the Transaction Documents, and (iii) in favor of any other matter that could reasonably be expected to facilitate the Transactions. Each Stockholder agrees not to take any actions contrary to such Stockholder's obligations pursuant to this Agreement.

                  (b) In furtherance of the foregoing, by execution hereof, each Stockholder does hereby constitute and appoint CityNet as such Stockholder's proxy with respect to the

Stockholder Shares held by such Stockholder, to attend meetings of the stockholders of the Company to be held at any time, or any continuation or adjournment thereof, with full power to vote and act for such Stockholder and in such Stockholder's name, place and stead, in the same manner, to the same extent, and with the same effect that such Stockholder might were such Stockholder personally present thereat (or by written consent in lieu thereof), giving to CityNet full power of substitution and revocation, in each case with respect to the matters set forth in clauses (i) through (iv) of subsection (a) above. Each Stockholder hereby acknowledges and agrees that the foregoing grant by such Stockholder to CityNet is in connection with this Agreement and the Purchase Agreement, is coupled with an interest, is irrevocable, shall survive such Stockholder's liquidation or termination, and shall remain in place in accordance with Section 3.2 hereof.

                  (c) Any proxy or proxies heretofore given by any Stockholder to any person or persons with respect to any of the Stockholder Shares held by such Stockholder are hereby revoked.

         1.2. Adjustments Upon Changes in Capitalization or Ownership. In the event of:

                  (i)            any change in the number of issued and
                           outstanding shares of Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities); or

                  (ii)           the acquisition, by exercise of convertible
                           securities or otherwise, of additional
                           shares of Common Stock by any of the
                           Shareholders,

the term "Stockholder Shares" shall be deemed to refer to and include the Stockholder Shares as well as all such stock dividends and distributions, all such acquired shares of Common Stock and any shares into which or for which any or all of the Stockholder Shares may be changed or exchanged.

         1.3. Regulatory Compliance. No provision in this Agreement shall require any Stockholder to take any action that would result in the Company's Board of Directors or any committee of the Board of Directors to cease to be in compliance with any requirement of federal securities laws or regulations or interpretations by the Securities and Exchange Commission thereunder, or any rules or regulations of Nasdaq or any other exchange or trading system through which shares of the Company's common stock are quoted or traded.

Section 2         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS.
-------------------------------------------------------------------------------

                  Each Stockholder severally (and not jointly) represents, warrants and covenants, as applicable, to CityNet that:

         2.1. Ownership of Shares. Such Stockholder (i) is and will be at the time of the action of the stockholders of the Company on the Purchase Agreement and Transactions, and any matter that could reasonably be expected to facilitate the Transactions, the beneficial owner of the Stockholder Shares set forth below each Stockholder's name on the signature page hereto, free and clear of all liens, claims, options, charges or other encumbrances other than those in favor of the Company or arising under this Agreement and other than restrictions on transfer pursuant to applicable securities laws; (ii) does not own, beneficially or of record, or control any shares of capital stock of the Company other than the Stockholder Shares (excluding shares as to which such Stockholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

         2.2. No Other Rights. There are no outstanding options, warrants or rights to purchase or acquire such Stockholder Shares of such Stockholder.

         2.3.     No Proxies or Solicitations.

                  (a) Such Stockholder shall not grant any proxy or power of attorney with respect to the voting of Stockholder Shares (each a "Voting Proxy") to any person except to vote in favor of any of the Purchase Agreement, the Transactions or any matter that could reasonably be expected to facilitate the Transactions. Such Stockholder has granted no Voting Proxy which is currently (or which will hereafter become) effective with respect to the Stockholder Shares owned by such Stockholder except a Voting Proxy, if any, granted to another Stockholder, and if such Stockholder has granted a Voting Proxy to any person other than a Stockholder, such Voting Proxy is hereby revoked. No Voting Proxy shall be given or written consent executed by such Stockholder after the date hereof with respect to such Stockholder's Stockholder Shares (and if given or executed, shall not be effective) so long as this Agreement remains in effect.

                  (b) Such Stockholder shall not, and shall not permit any entity under such Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Transactions in accordance with the terms of the Purchase Agreement; (ii) initiate a stockholders' vote or action by consent of stockholders of the Company with respect to an Acquisition Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal other than pursuant to this Agreement.

         2.4. Validity. This Agreement is the legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Simultaneously herewith, counsel to such Stockholder has delivered to CityNet an opinion that this Agreement has been duly executed and delivered and is enforceable against such Stockholder.


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

         2.5. Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) by such Stockholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Stockholder under, any provision of (i) the charter or organizational documents, if any, of such Stockholder, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Stockholder or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or any of its or his properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not materially impair the ability of such Stockholder to perform its or his obligations hereunder or prevent, limit or restrict the consummation of any of the transactions contemplated hereby.

         2.6. Agreement to Retain Shares. Such Stockholder will not transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Stockholder Shares held by such Stockholder, or make any offer or agreement relating thereto, at any time prior to termination of this Agreement.

Section 3         MISCELLANEOUS.
-------------------------------

         3.1. No Limitation on Discretion as Director. This Agreement is intended solely to apply to the exercise by a Stockholder in such Stockholder's individual capacity of rights attaching to ownership of the Stockholder Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Stockholder with respect to any action which may be taken or omitted by such Stockholder acting in a fiduciary capacity as a director of the Company, if applicable.

         3.2. Effectiveness; Termination; No Survival. This Agreement shall become effective upon the execution by CityNet and the Stockholders and upon the execution of the Purchase Agreement by CityNet and the Company. This Agreement may be terminated as to each Stockholder at any time by mutual written consent of such Stockholder and CityNet. This Agreement shall terminate, without any action by the parties hereto upon the earliest to occur of (a) in the event the Purchase Agreement is validly terminated by any party thereto, upon such termination; (b) in the event the Transactions are consummated, upon the Closing Date; and (c) October 31, 2003. The representations, warranties and covenants of the Stockholders set forth in Section 2 shall survive the termination of this Agreement pursuant to clause (b) of this Section 3.2.

         3.3. Further Assurances. Subject to the terms of this Agreement, each Stockholder shall use its best efforts to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated by this Agreement.

         3.4. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if by hand delivery, upon receipt, if sent by nationally recognized overnight courier service, one day after deposit with such, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

                  If to CityNet:

                  CityNet Telecommunications, Inc.
                  8405 Colesville Road
                  6th Floor
                  Silver Spring, Maryland 20910
                  Attention:  General Counsel
                  Facsimile:  301-608-8121

                  With a copy to:

                  McDermott, Will & Emery
                  50 Rockefeller Plaza
                  New York, NY 10020
                  Attention:  Mark Selinger
                  Facsimile:  212-547-5444

                  If to a Stockholder at the address for such Stockholder set forth on the signature page hereto.

                  Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representative.

         3.5. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         3.6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.

         3.7. Entire Agreement. This Agreement is complete, reflects the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings between the parties hereto with respect to the subject matter hereof.

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

         3.8. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment modification, supplement or waiver is in writing and signed by CityNet, and if such amendment adversely impacts a Stockholder, by such Stockholder.

         3.9. Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         3.10. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         3.11. Specific Performance. Each Stockholder acknowledges and agrees that CityNet would be irreparably damaged in the event any of the provisions of this Agreement were not performed by such Stockholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that CityNet shall be entitled to an injunction or injunctions to redress the breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

         3.12. Governing Law; Jurisdiction.

                  (a) This Agreement shall be construed under and governed by the internal laws of the state of Delaware without regard to its conflict of laws provisions.

                  (b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction, of the federal and state courts sitting in the state of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein). Service of process upon any party hereto in any action, suit or proceeding arising in connection with this Agreement may be made anywhere in the world. Any such process or summons to be served upon any of the parties (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 3.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

         3.13. Expenses. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement.

         3.14. Effect of Headings. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.


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

         3.15 Confidentiality. Each Stockholder acknowledges that the information contained in this Voting Agreement is confidential and acknowledges that such Stockholder has a legal obligation not to purchase or sell the Company's securities on the basis of material non-public information.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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




 IN WITNESS WHEREOF, the parties have executed this Voting Agreement to take effect as of the date set forth above.



                                           CITYNET TELECOMMUNICATIONS INC.


                                           By:______________________________
                                           Name:
                                           Title:

                                           ICG HOLDINGS, INC.


                                           By:______________________________
                                           Name:  Anthony Dolanski
                                           Title:

                                           Number of shares of Common Stock
                                           held by such Stockholder: 21,664,124

                                           435 Devon Park Drive
                                           600 Building
                                           Wayne, PA 19087

                                           COMMUNICATIONS VENTURES III, L.P.


                                           By:______________________________
                                           Name:  Roland Van der Meer
                                           Title:  Member

                                           Number of shares of Common Stock
                                           held by such Stockholder: 12,390,375

                                           305 Lytton Avenue
                                           Palo Alto, California 94301

                                           COMMUNICATIONS VENTURES III, CEO &
                                           ENTREPRENEURS' FUND, L.P.

                                           By:______________________________
                                           Name:  Roland Van der Meer
                                           Title:  Member

                                           Number of shares of Common Stock
                                           held by such Stockholder: 625,221

                                           305 Lytton Avenue
                                           Palo Alto, California 94301

                                           ROBERT J. POMMER, JR. DECLARATION OF
                                           TRUST


                                           By:______________________________
                                           Name:  Robert J. Pommer, Jr.
                                           Title:  Trustee

                                           Number of shares of Common Stock
                                           held by such Stockholder: 3,345,533*

                                           *Approximately 440,000 shares of
                                           common stock are in the process of
                                           being transferred to Patrick Shutt or
                                           his family, and the recipients will
                                           enter into voting agreements as to
                                           these 440,000 shares.


                                           [ADDRESS]
                                           [ADDRESS]

                                           POMMER FAMILY LIMITED PARTNERSHIP


                                           By:______________________________
                                           Name:  Robert J. Pommer, Jr.
                                           Title:  General Partner

                                           Number of shares of Common Stock
                                           held by such Stockholder: 1,000,000

                                           [ADDRESS]
                                           [ADDRESS]

                                           ELIZABETH M. POMMER DECLARATION OF
                                           TRUST


                                           By:______________________________
                                           Name:  Elizabeth M. Pommer
                                           Title:  Trustee

                                           Number of shares of Common Stock
                                           held by such Stockholder: 199,545

                                           [ADDRESS]
                                           [ADDRESS]

                                           ROBERT J. POMMER, JR.


                                           By:______________________________
                                           Name:  Robert J. Pommer, Jr.


                                           Number of shares of Common Stock
                                           held by such Stockholder: 150,000

                                           [ADDRESS]
                                           [ADDRESS]

                                           PATRICK C. SHUTT DECLARATION OF TRUST


                                           By:______________________________
                                           Name:  Patrick C. Shutt
                                           Title:  Trustee

                                           Number of shares of Common Stock
                                           held by such Stockholder: 2,500,235*

                                           *879,996 shares of common stock are
                                           in the process of being transferred
                                           to the Thomas Kapsalis Declaration
                                           of Trust, which has entered into this
                                           voting agreement as to these 879,996
                                           shares.


                                           [ADDRESS]
                                           [ADDRESS]

                                           SHUTT FAMILY LIMITED PARTNERSHIP


                                           By:______________________________
                                           Name:  Patrick C. Shutt
                                           Title:  General Partner

                                           Number of shares of Common Stock
                                           held by such Stockholder: 870,000

                                           [ADDRESS]
                                           [ADDRESS]

                                           TRANCEKA, LLC


                                           By:______________________________
                                           Name:  Joseph L. Schocken
                                           Title:

                                           Number of shares of Common Stock
                                           held by such Stockholder: 1,673,126

                                           600 University Street
                                           Seattle, WA 98101

                                           SAM ZARCONE DECLARATION OF TRUST


                                           By:______________________________
                                           Name:  Sam Zarcone
                                           Title:  Trustee

                                           Number of shares of Common Stock
                                           held by such Stockholder: 1,600,017

                                           [ADDRESS]
                                           [ADDRESS]

                                           ZARCONE FAMILY LIMITED PARTNERSHIP


                                           By:______________________________
                                           Name:  Sam Zarcone
                                           Title:  General Partner

                                           Number of shares of Common Stock
                                           held by such Stockholder: 3,082,444

                                           [ADDRESS]
                                           [ADDRESS]

                                           SAM ZARCONE DECLARATION OF TRUST


                                           By:______________________________
                                           Name:  Sam Zarcone
                                           Title:  Trustee

                                           Number of shares of Common Stock
                                           held by such Stockholder: 1,600,017

                                           [ADDRESS]
                                           [ADDRESS]

                                           THOMAS KAPSALIS DECLARATION OF TRUST


                                           By:______________________________
                                           Name:  Thomas Kapsalis
                                           Title:  Trustee

                                           Number of shares of Common Stock held
                                           by such Stockholder: This voting
                                           agreement is limited to the 879,996
                                           shares of common stock which are in
                                           the process of being transferred from
                                           Patrick Shutt to Thomas Kapsalis and
                                           does not cover any other shares owned
                                           by Thomas Kapsalis or his affiliates.

                                           [ADDRESS]
                                           [ADDRESS]